                                                                  EXHIBIT (21.0)

                               BADGER METER, INC.

                         SUBSIDIARIES OF THE REGISTRANT

The company's subsidiaries are listed below. All of the subsidiaries of the company listed below are included in the company's consolidated financial statements.

                                             Percentage       State or Country
Name                                         of ownership     in which organized
----                                         ------------     ------------------

Badger Meter de Las Americas, S.A. de C.V.        100%         Mexico

Badger Meter Canada, Inc.                         100%         Canada

Badger Meter Czech Republic                       100%         Czech Republic
   (a subsidiary of Badger Meter
    International, Inc.)

Badger Meter Europe, GmbH                         100%          Federal Republic
                                                                of Germany

Badger Meter Export, Inc.                         100%          Virgin Islands
   (a large FSC)                                                (U.S.)

Badger Meter France SAS                           100%          France
   (a French holding company)
   (Badger Meter France SAS is a subsidiary
    of Badger Meter International, Inc.)

MecaPlus Equipements SA                           100%          France
   (a subsidiary of Badger Meter France)

Badger Meter International, Inc.                  100%          Wisconsin
   (an international holding company)                           (U.S.)

Badger Meter Limited                              100%          United Kingdom

Badger Meter de Mexico, S.A. de C.V.              100%          Mexico

Data Industrial Corporation  (1)                  100%          Massachusetts
                                                                (U.S.)

(1) As of January 1, 2003, Data Industrial Corporation ceased to be a subsidiary and has been completely merged into Badger Meter, Inc.

                                       55